Exhibit 99.1
Roblox Reports Second Quarter 2024 Financial Results
Strong Growth Across Core Financial and Operating Metrics; Revenue1 up 31% year-over-year, Bookings2 up 22% year-over-year, record DAUs up 21% year-over-year and record Hours Engaged up 24% year-over-year
SAN MATEO, Calif., August 1, 2024 - Roblox Corporation (NYSE: RBLX), a global platform bringing millions of people together through shared experiences, released its second quarter 2024 financial and operational results and issued its third quarter and updated full year 2024 guidance today. Separately, Roblox posted a letter to shareholders and supplemental materials on the Roblox investor relations website at ir.roblox.com.
Second Quarter 2024 Financial, Operational, and Liquidity Highlights1
•Revenue was $893.5 million, up 31% year-over-year.
•Bookings2 were $955.2 million, up 22% year-over-year.
•Net loss attributable to common stockholders was $205.9 million, while consolidated net loss was $207.2 million.
•Adjusted EBITDA2 was $66.5 million, which excludes adjustments for increases in deferred revenue and deferred cost of revenue of $66.7 million and $(18.8) million, respectively, or a total change in deferred of $47.9 million.
•Net cash and cash equivalents provided by operating activities was $151.4 million, up 433% year-over-year, while free cash flow2 was $111.6 million, compared to $(95.5) million in the second quarter of 2023.
•Average Daily Active Users (“DAUs”) were 79.5 million, up 21% year-over-year.
•Average monthly unique payers were 16.5 million, up 22% year-over-year, and average bookings per monthly unique payer was $19.34.
•Hours engaged were 17.4 billion, up 24% year-over-year.
•Average bookings per DAU was $12.01, up 1% year-over-year.
•Cash and cash equivalents, short-term investments, and long-term investments totaled $3.6 billion; net liquidity3 was $2.6 billion.
“Our strong Q2 growth across all core metrics is driven by diverse and high quality content. As a UGC platform, we support a large and motivated creator community that continues to thrive. The dynamic Roblox content ecosystem is unique and our platform continues to attract users of all ages from across the globe. Going forward, we will continue to invest in our core platform to help our creator community build better and safer experiences and reach more people,” said David Baszucki, founder and CEO of Roblox.
“The combination of strong topline growth, fixed cost discipline, and reduced capital expenditures allowed us to deliver significantly more cash flow in Q2 2024 than in Q2 2023. Net cash and cash equivalents provided by operating activities were $151.4 million in Q2 2024, up 433% from $28.4 million in Q2 2023. Free cash flow for the quarter was $111.6 million, an increase of $207.1 million over free cash flow of $(95.5) million in Q2 2023,” said Michael Guthrie, chief financial officer of Roblox.
1 At the onset of the second quarter of 2024, we updated our estimated paying user life from 28 months to 27 months. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the change resulted in an increase in revenue and cost of revenue during the three months ended June 30, 2024 of $58.9 million and $12.4 million, respectively. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a payer.
2 Bookings, Adjusted EBITDA, and free cash flow are non-GAAP financial measures that we believe are useful in evaluating our performance and are presented for supplemental information purposes only and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. For further information, please refer to definitions and reconciliations provided below and in our annual and quarterly SEC filings.
3 Net liquidity represents cash and cash equivalents, short-term investments, and long-term investments, less long-term debt, net.

Forward Looking Guidance4
Roblox provides its third quarter and updated full year 2024 GAAP and non-GAAP guidance:
Third Quarter 2024 Guidance
•Revenue between $860 million and $885 million.
•Bookings between $1,000 million and $1,025 million.
•Consolidated net loss between $(275) million and $(255) million.
•Adjusted EBITDA between $22 million and $42 million, which excludes adjustments for:
◦Increase in deferred revenue of $145 million.
◦Increase in deferred cost of revenue of $(32) million.
◦The total of these changes in deferrals of $113 million.
•Net cash and cash equivalents provided by operating activities between $147 million and $162 million.
•Capital expenditures and purchases of intangible assets of $(42) million.
•Free cash flow between $105 million and $120 million.
Updated Full Year 2024 Guidance
•Revenue between $3,490 million and $3,540 million.
•Bookings between $4,180 million and $4,230 million.
•Consolidated net loss between $(1,089) million and $(1,049) million.
•Adjusted EBITDA between $92 million and $132 million, which excludes adjustments for:
◦Increase in deferred revenue of $711 million.
◦Increase in deferred cost of revenue of $(163) million.
◦The total of these changes in deferrals of $548 million.
•Net cash and cash equivalents provided by operating activities between $685 million and $715 million.
•Capital expenditures and purchases of intangible assets of $(180) million.
•Free cash flow between $505 million and $535 million.
Earnings Q&A Session
Roblox will host a live Q&A session to answer questions regarding its second quarter 2024 results on Thursday, August 1, 2024 at 5:30 a.m. Pacific Time/8:30 a.m. Eastern Time. The webcast will be open to the public at ir.roblox.com or by clicking here.
4 Beginning April 1, 2024, the estimated average lifetime of a payer changed from 28 months to 27 months, which is reflected in our third quarter and updated full year 2024 GAAP and non-GAAP guidance. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the April 1, 2024 change in estimated average lifetime of a payer will result in an increase in revenue and cost of revenue of $26.4 and $5.4 million, respectively, during the third quarter of 2024 and an increase in revenue and cost of revenue of $98.0 million and $20.4 million, respectively, during the full year 2024. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a payer.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion global DAUs, our efforts to improve the Roblox Platform, our immersive and video advertising efforts, including our ads manager and independent measurement partnerships, our efforts to provide a safe online environment for children, our efforts regarding content curation, live operations and platform-wide events, our efforts regarding real-world shopping, the use of artificial intelligence (“AI”) on our platform, our economy and product efforts related to creator earnings and platform monetization, our sponsored experiences, branding and new partnerships and our roadmap with respect to each, our business, product, strategy and user growth, our investment strategy, including our opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, margin, free cash flow, operating expenses and capital expenditures, our expectation of successfully executing such strategies and plans, disclosures regarding the seasonality of our business, disclosures and future growth rates, benefits from agreements with third-party cloud providers, disclosures about our infrastructure efficiency initiatives, changes to our estimated average lifetime of a paying user and the resulting effect on revenue, cost of revenue, deferred revenue and deferred cost of revenue, our expectations of future net losses and net cash and cash equivalents provided by operating activities, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for third quarter and full year 2024, and future periods. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,” and “would,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to retain and increase our number of users, developers, and creators; the impact of inflation and global economic conditions on our operations; the impact of changing legal and regulatory requirements on our business, including the use of verified parental consent; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand and build new partnerships; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; and the impact of AI on our platform, users, creators, and developers. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)
(unaudited)

	As of
	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$966,406	$678,466
Short-term investments	1,445,689	1,514,808
Accounts receivable—net of allowances	345,809	505,769
Prepaid expenses and other current assets	87,100	74,549
Deferred cost of revenue, current portion	559,278	501,821
Total current assets	3,404,282	3,275,413
Long-term investments	1,189,135	1,043,399
Property and equipment—net	675,075	695,360
Operating lease right-of-use assets	722,493	665,107
Deferred cost of revenue, long-term	277,614	283,326
Intangible assets, net	43,113	53,060
Goodwill	141,900	142,129
Other assets	16,904	10,284
Total assets	$6,470,516	$6,168,078
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$38,877	$60,087
Accrued expenses and other current liabilities	269,839	271,121
Developer exchange liability	330,289	314,866
Deferred revenue—current portion	2,662,087	2,406,292
Total current liabilities	3,301,092	3,052,366
Deferred revenue—net of current portion	1,311,787	1,373,250
Operating lease liabilities	706,018	646,506
Long-term debt, net	1,005,679	1,005,000
Other long-term liabilities	34,639	22,330
Total liabilities	6,359,215	6,099,452
Stockholders’ equity
Common stock, $0.0001 par value; 5,000,000 authorized as of June 30, 2024 and December 31, 2023, 646,611 and 631,221 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively; Class A common stock—4,935,000 shares authorized as of June 30, 2024 and December 31, 2023, 597,933 and 581,135 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively; Class B common stock—65,000 shares authorized as of June 30, 2024 and December 31, 2023, 48,678 and 50,086 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	61	61
Additional paid-in capital	3,664,414	3,134,946
Accumulated other comprehensive income/(loss)	(6,229)	1,536
Accumulated deficit	(3,536,740)	(3,060,253)
Total Roblox Corporation Stockholders’ equity	121,506	76,290
Noncontrolling interests	(10,205)	(7,664)
Total Stockholders’ equity	111,301	68,626
Total Liabilities and Stockholders’ equity	$6,470,516	$6,168,078

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue(1)	$893,543	$680,766	$1,694,843	$1,336,110
Cost and expenses:
Cost of revenue(1)(2)	198,557	162,029	377,423	313,870
Developer exchange fees	208,270	165,843	410,675	348,283
Infrastructure and trust & safety	221,064	225,039	447,998	436,083
Research and development	361,684	315,319	723,749	590,856
General and administrative	105,627	96,197	203,451	193,771
Sales and marketing	36,290	30,328	71,824	57,083
Total cost and expenses	1,131,492	994,755	2,235,120	1,939,946
Loss from operations	(237,949)	(313,989)	(540,277)	(603,836)
Interest income	44,383	34,764	86,553	65,846
Interest expense	(10,204)	(10,129)	(20,567)	(20,141)
Other income/(expense), net	(3,315)	3,277	(3,661)	2,837
Loss before income taxes	(207,085)	(286,077)	(477,952)	(555,294)
Provision for/(benefit from) income taxes	110	(1,236)	1,163	(505)
Consolidated net loss	(207,195)	(284,841)	(479,115)	(554,789)
Net loss attributable to noncontrolling interests	(1,312)	(2,064)	(2,628)	(3,699)
Net loss attributable to common stockholders	$(205,883)	$(282,777)	$(476,487)	$(551,090)
Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(0.46)	$(0.75)	$(0.90)
Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	642,814	612,689	638,917	609,680
(1)At the onset of the second quarter of 2024, we updated our estimated paying user life from 28 months to 27 months. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the change resulted in an increase in revenue and cost of revenue during the three months ended June 30, 2024 of $58.9 million and $12.4 million, respectively. This change will increase our fiscal year 2024 revenue and cost of revenue by $98.0 million and $20.4 million, respectively. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a payer.
(2)Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety.

ROBLOX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities:
Consolidated net loss	$(207,195)	$(284,841)	$(479,115)	$(554,789)
Adjustments to reconcile net loss including noncontrolling interests to net cash and cash equivalents provided by operations:
Depreciation and amortization expense	52,772	52,599	106,513	100,011
Stock-based compensation expense	251,891	212,362	492,393	397,266
Operating lease non-cash expense	29,766	23,509	57,488	44,753
(Accretion)/amortization on marketable securities, net	(19,535)	(19,623)	(39,533)	(31,745)
Amortization of debt issuance costs	341	327	679	651
Impairment expense, (gain)/loss on investment and other asset sales, and other, net	380	(2,067)	443	6,169
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(14,023)	9,435	160,045	122,628
Prepaid expenses and other current assets	2,355	2,200	(12,955)	(6,159)
Deferred cost of revenue	(19,247)	(18,460)	(52,615)	(38,597)
Other assets	(6,717)	(4,533)	(6,666)	(6,691)
Accounts payable	(5,252)	(16,731)	(8,828)	1,576
Accrued expenses and other current liabilities	(14,295)	(5,340)	(23,516)	(22,344)
Developer exchange liability	37,613	(7,291)	15,423	(11,156)
Deferred revenue	68,466	105,372	197,650	229,155
Operating lease liabilities	(10,226)	(18,844)	(29,329)	(30,843)
Other long-term liabilities	4,355	316	12,318	2,286
Net cash and cash equivalents provided by operating activities	151,449	28,390	390,395	202,171
Cash flows from investing activities:
Acquisition of property and equipment	(39,701)	(110,915)	(86,381)	(202,274)
Payments related to business combination, net of cash acquired	(2,000)	—	(2,000)	—
Purchases of intangible assets	(170)	(13,000)	(1,370)	(13,500)
Purchases of investments	(834,026)	(702,560)	(1,866,782)	(3,042,760)
Maturities of investments	715,500	324,010	1,589,320	324,010
Sales of investments	105,074	145,000	233,306	229,279
Net cash and cash equivalents used in investing activities	(55,323)	(357,465)	(133,907)	(2,705,245)
Cash flows from financing activities:
Proceeds from issuance of common stock	4,577	5,635	37,247	31,107
Proceeds from debt issuances	—	14,700	—	14,700
Financing payments related to acquisitions	—	—	(4,450)	(750)
Net cash and cash equivalents provided by financing activities	4,577	20,335	32,797	45,057
Effect of exchange rate changes on cash and cash equivalents	(711)	875	(1,345)	807
Net increase/(decrease) in cash and cash equivalents	99,992	(307,865)	287,940	(2,457,210)
Cash and cash equivalents
Beginning of period	866,414	828,129	678,466	2,977,474
End of period	$966,406	$520,264	$966,406	$520,264

Non-GAAP Financial Measures
This press release and the accompanying tables contain the non-GAAP financial measure bookings, Adjusted EBITDA, and free cash flow.
We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance.
Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox Platform. Sales of virtual currency reflected as bookings include one-time purchases and monthly subscriptions purchased via payment processors or through prepaid cards. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Adjusted EBITDA represents our GAAP consolidated net loss, excluding interest income, interest expense, other income/(expense), provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other nonrecurring adjustments. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Free cash flow represents the net cash and cash equivalents provided by operating activities less purchases of property, equipment, and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives.
Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP.
Reconciliation tables of the most comparable GAAP financial measure to the non-GAAP financial measure used in this press release are included below. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures.

GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of revenue to bookings:
Revenue	$893,543	$680,766	$1,694,843	$1,336,110
Add (deduct):
Change in deferred revenue	66,728	105,372	194,332	229,155
Other	(5,093)	(5,452)	(10,240)	(10,760)
Bookings	$955,178	$780,686	$1,878,935	$1,554,505
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(207,195)	$(284,841)	$(479,115)	$(554,789)
Add (deduct):
Interest income	(44,383)	(34,764)	(86,553)	(65,846)
Interest expense	10,204	10,129	20,567	20,141
Other (income)/expense, net	3,315	(3,277)	3,661	(2,837)
Provision for/(benefit from) income taxes	110	(1,236)	1,163	(505)
Depreciation and amortization expense	52,772	52,599	106,513	100,011
Stock-based compensation expense	251,891	212,362	492,393	397,266
RTO severance charge(A)	(189)	—	993	—
Other non-cash charges(B)	—	—	—	6,988
Adjusted EBITDA	$66,525	$(49,028)	$59,622	$(99,571)
(A)Relates to cash severance costs associated with the Company’s return-to-office (“RTO”) plan announced in October 2023, which requires a subset of the Company’s remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024.
(B)Includes impairment expenses related to certain operating lease right-of-use assets and related property and equipment.

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands, unaudited):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$151,449	$28,390	$390,395	$202,171
Deduct:
Acquisition of property and equipment	(39,701)	(110,915)	(86,381)	(202,274)
Purchases of intangible assets	(170)	(13,000)	(1,370)	(13,500)
Free cash flow	$111,578	$(95,525)	$302,644	$(13,603)

Forward Looking Guidance5: GAAP to Non-GAAP Financial Measures Reconciliations
The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended September 30, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of revenue to bookings:
Revenue	$860,000	$885,000	$3,490,000	$3,540,000
Add (deduct):
Change in deferred revenue	145,000	145,000	711,000	711,000
Other	(5,000)	(5,000)	(21,000)	(21,000)
Bookings	$1,000,000	$1,025,000	$4,180,000	$4,230,000
The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended September 30, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of consolidated net loss to Adjusted EBITDA:
Consolidated net loss	$(275,000)	$(255,000)	$(1,089,000)	$(1,049,000)
Add (deduct):
Interest income	(40,000)	(40,000)	(167,000)	(167,000)
Interest expense	11,000	11,000	42,000	42,000
Other (income)/expense, net	—	—	4,000	4,000
Provision for/(benefit from) income taxes	1,000	1,000	4,000	4,000
Depreciation and amortization expense	55,000	55,000	217,000	217,000
Stock-based compensation expense	270,000	270,000	1,080,000	1,080,000
RTO severance charge (A)	—	—	1,000	1,000
Adjusted EBITDA	$22,000	$42,000	$92,000	$132,000
(A)Relates to cash severance costs associated with the Company’s RTO plan announced in October 2023, which requires a subset of the Company’s remote employees to begin working from the San Mateo headquarters for three days a week, beginning in the summer of 2024.
5 Beginning April 1, 2024, the estimated average lifetime of a payer changed from 28 months to 27 months, which is reflected in our third quarter and updated full year 2024 GAAP and non-GAAP guidance. Based on the carrying amount of deferred revenue and deferred cost of revenue as of March 31, 2024, the April 1, 2024 change in estimated average lifetime of a payer will result in an increase in revenue and cost of revenue of $26.4 million and $5.4 million, respectively, during the third quarter of 2024 and an increase in revenue and cost of revenue of $98.0 million and $20.4 million, respectively, during the full year 2024. Refer to “Basis of Presentation and Summary of Significant Accounting Policies — Revenue Recognition” as described in the Company’s consolidated financial statements and related notes included in the Company’s Annual Report on Form 10-K for further background on the Company’s process to estimate the average lifetime of a payer.

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in thousands):

	Guidance		Updated Guidance
	Three Months Ended September 30, 2024		Twelve Months Ended December 31, 2024
	Low	High	Low	High
Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow:
Net cash and cash equivalents provided by operating activities	$147,000	$162,000	$685,000	$715,000
Deduct:
Acquisition of property and equipment	(42,000)	(42,000)	(178,000)	(178,000)
Purchase of intangible assets	—	—	(2,000)	(2,000)
Free cash flow	$105,000	$120,000	$505,000	$535,000

About Roblox
Roblox is an immersive platform for connection and communication. Every day, millions of people come to Roblox to create, play, work, learn, and connect with each other in experiences built by our global community of creators. Our vision is to reimagine the way people come together– in a world that is safe, civil, and optimistic. To achieve this vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.
CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com
ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2024 Roblox Corporation. All rights reserved.
Source: Roblox Corporation